EXHIBIT 10.55

EXHIBIT 1 to AMENDMENT NO. 1 TO SALARY CONTINUATION AGREEMENT

THOMAS LEON SOMMER

Birth Date: 2/23/1948	Early Retirement	Early Involuntary	Disability	Change of Control
Plan Anniversary Date: 1/1/2006
Normal Retirement: 12/31/2012 Age 64	Monthly Installment	Termination	Monthly Installments	Lump Sum Payable
Normal Retirement Payment: Monthly for 15 years	Payable at Termination	Lump Sum Payable at	Payable at Termination	at
	for 15 Years	Normal Retirement Date	for 15 Years	Termination

Period Ending	Discount Rate	Benefit Level (2)	Accrual Balance	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Dec 2005 (1)	6.25%	10,000	8,958	20%	184	0%	—	100%	922	100%	97,190
Dec 2006	6.25%	10,000	19,332	40%	796	0%	—	100%	1,989	100%	97,190
Dec 2007	6.25%	10,000	30,373	60%	1,875	0%	—	100%	3,125	100%	97,190
Dec 2008	6.25%	10,000	42,124	70%	3,034	20%	10,811	100%	4,334	100%	97,190
Dec 2009	6.25%	10,000	54,631	80%	4,497	40%	26,346	100%	5,621	100%	97,190

Dec 2010	6.25%	10,000	67,943	90%	6,292	60%	46,179	100%	6,991	100%	97,190
Dec 2011	6.25%	10,000	82,111	100%	8,448	70%	61,175	100%	8,448	100%	97,190
Dec 2012	6.25%	10,000	97,190	100%	10,000	100%	97,190	100%	10,000	100%	97,190

December 31, 2012 Retirement; January 31, 2013 First Payment Date

(1) The first line reflects 11 months of data, February 2005 to December 2005.

(2) The benefit amount includes a 3.00% nonguaranteed inflator during the payout period.

*                 The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions.  Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.